UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): October 20, 2020

Puget Technologies, Inc.
(Exact Name of Registrant as Specified in Charter)

Nevada
(State of Incorporation)

333-179212	01-0959140
Commission File Number	(I.R.S. Employer Identification No.)
8200 NW 41st Street, Suite 200, Doral, Florida	33166
(Address of Principal Executive Offices)	(Zip Code)

305-721-3128
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

¨	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

¨	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).

¨	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

¨	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [x]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ¨

SECTION 1 - REGISTRANT’S BUSINESS AND OPERATIONS

Item 1.01 Entry into a Material Definitive Agreement.

A.Quest Consulting Group, Inc.

On October 22, 2020 the Registrant entered into the retainer and consulting agreement with Quest Consulting Group, Inc., the Colorado corporation (“Qest”) referenced in its report of current event filed with the Commission on October 16, 2020, however, it was substantially modified from the negotiation copy filed with the Commission on such date.  The modifications primarily involve the agreement of the Registrant’s president and chief executive officer, Hermann Burckhardt and its treasurer, secretary and chief financial officer, Thomas Jaspers, who occupy corresponding positions in Qest, to convey all of their securities in the Registrant to Qest, in exchange for Qest’s agreement to indefinitely defer the Registrant’s payment of cash fees to Qest under such agreement.  A copy of such agreement, as executed by the parties, is filed as exhibit 10.1 to this report.

As a result of the foregoing, although Messrs. Burckhardt and Jaspers remain as the Registrant’s controlling stockholders, they now do so indirectly through their control of Qest, in which they own two-thirds of the outstanding capital stock.  As indicated in the report filed on October 16, 2020, the dual relationship of Messrs. Burckhardt and Jaspers with Qest and the Registrant creates inevitable conflicts of interest, however, given its lack of liquidity and current prospects, the Registrant felt compelled to accept the possibility of such conflict, relying on the good faith of its current officers and directors with respect to negotiation and implementation of such agreement.  In this regard, it should be noted that at the suggestion of Qest and as described below with respect to the agreement also entered into on October 22, 2020 between the Registrant, Messrs. Burckhardt and Jaspers and Alpere, Inc., a Colorado corporation (“Alpere”) and the Registrant’s major creditor as of such date, Messrs. Burckhardt and Jaspers and Alpere have converted all of the Registrant’s outstanding debt to them into shares of the Registrant’s newly designated Class B Convertible Preferred Stock, waiving all interest.  See Items 3.02 and 3.03 for a description and discussion of the Class B Convertible Preferred Stock.

B.Conditional Debt Conversion Agreement

On October 22, 2020, concurrently with the execution of the agreement with Qest described above, at the recommendation of Qest the Registrant entered into an agreement with Messrs. Burckhardt and Jaspers and Alpere pursuant to which they converted all amounts due them into shares of the Registrant’s newly designated Class B Convertible Preferred Stock, waiving all interest, as indicated in the following table extracted from the subject agreement (hereinafter the “Conversion Agreement”):

Conditionally Converting Creditor	Principal of Debt and Accrued but unpaid Salaries Converted	Accrued Interest of Debt Converted	Shares of Class B Convertible Preferred Stock Issuable
Burckhardt	$819,000	Waived	864,751
Jaspers	$1,422,279	Waived	1,501,731
Alpere	$600,000	Waived	633,518
Totals	$2,841,279	Waived	3,000,000

The Conversion Agreement is subject to a condition subsequent pertaining to valuation of the securities received for tax purposes, which reads as a follows:

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Puget Technologies, Inc., current report on Commission Form 8-K, Page 2 of 9 (excluding exhibits)

B.Current Valuation of the Class B Convertible Preferred Stock

(1)The Parties hereby acknowledge that there exists no trading market for the Class B Convertible Preferred Stock, that its book value is nil and that its par value is $0.001 per share and that based on the conversion feature of ten shares of Common Stock for every share of Class B Convertible Preferred Stock, were the Class B Convertible Preferred Stock converted into Common Stock and eligible for trading under applicable Securities Laws, which it is not, its reasonable current value would be approximately $0.005 per share.

(2)Because Messrs. Burckhardt and Jaspers have indicated to Puget that they intend to elect to have the portion of the shares of Class B Convertible Preferred Stock issued to them allocable to salary currently taxed as ordinary income pursuant to IRC Section 83(b) by election with the Service within 30 days of the date of this Agreement (to be deemed the date of the grant), and to therefore immediately begin the capital gains holding period therefore, the Parties have hereby irrevocably agreed that par value is the most reasonable basis for valuation of the Class B Convertible Preferred Stock, and the accuracy of such valuation shall constitute a condition subsequent to the transaction effected hereby.

(3)Should that valuation be deemed inaccurate by the Service, then in such event, Mr. Burckhardt and Mr. Jaspers shall have the right, severally, to have the portion of this Agreement relating to salaries, as to the one making such election, declared null and void ab initio, whereupon the debt to the electing Party for salaries extinguished hereby will be deemed reinstated, together with accrued interest, as if this Agreement, as to the electing Party, had never existed.

The Registrant and other parties to the Conversion Agreement are confident that their valuation of the Class B Convertible Preferred Stock is reasonable and that the condition subsequent will not be invoked, however, there can be no assurances that the Internal Revenue Service will agree.  If such condition were invoked the Registrant would use its best efforts to negotiate an alternative to revocation of that part of the Agreement with Messrs. Burckhardt and Jaspers although no assurances can be provided that such negotiations would prove fruitful.

A copy of the Conversion Agreement is filed as exhibit 10.2 to this report.

Item 1.02 Termination of a Material Definitive Agreement

In conjunction with the Conversion Agreement, the following agreements with Alpere and its predecessors in interest should be deemed terminated:

Master Credit Agreement entered into on August 9, 2013 with Shield Investments Inc., a corporation of currently unknown corporate domicile (“Shield”), such agreement having been assigned by Shield to Rock Bay LLC (also a business entity whose corporate domicile is currently unknown; “Rock Bay”) pursuant to a Debt Purchase and Assignment Agreement dated October 31, 2014, and, Rock Bay having been acquired by Alpere on August 18, 2015 with the Master Credit Agreement transferred by Rock Bay, LLC to its parent, Alpere, on that same date, which Master Credit Agreement was supplemented by a Securities Exchange and Settlement Agreement dated as of February 2, 2015 between Alpere and Puget.

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Puget Technologies, Inc., current report on Commission Form 8-K, Page 3 of 9 (excluding exhibits)

SECTION 2 - FINANCIAL INFORMATION

Item 2.02 Results of Operations and Financial Condition

Reference is made to the disclosure made in the Registrant’s report filed on October 16, 2020.  Since that time the Registrant has significantly reduced its outstanding debt through the Conversion Agreement described in Item 1.01, incorporated herein by reference.  In addition to the foregoing, two of the Convertible Noteholders described in Item 2.02 of such report have exercised conversion rights further reducing the Registrant’s existing debt.  As a result of the foregoing, in addition to conversion of the debts owed to the Registrant’s officers and directors and Alpere (the holder of the Shield Investments, Inc. debt) Adar Bays, LLC, reduced the amount owed to it by the Registrant (through note conversions) from $53,737 on October, 12, 2020 to $19,099 as of October 21, 2020, a reduction of $34,638 and Union Capital, LLC, reduced the amount owed to it by the Registrant (through note conversions)  from $60,000 on October, 12, 2020 to $54,859 as of October 21, 2020, a reduction of $5,141.  Consequently, as of September 30, 2020, the Registrant's total debt, including taxes ($0.0), convertible notes, principal plus accrued interest ($1,554,049), salaries plus accrued interest ($2,047,067), advances plus accrued interest ($711,313), and miscellaneous debts plus accrued interest ($7,925) was $4,320,354. As of October 21, 2020 that number was reduced as a result of the Conversion Agreement referenced in Item 1.01 and conversions under the conversion notes plus added interest to $256,757.

The foregoing information was compiled by the Registrant’s treasurer and has not been reviewed or audited.  More reliable information will be available when audits of the Registrant’s financial statements are conducted and completed and the results filed with the Commission on forms 10-Q and 10-K for the respective periods.  No estimates of when that will occur are currently available given the Registrant’s need to raise required funds therefore nor can assurance be provided that such funds will, in fact be obtained.  Notwithstanding the foregoing, completion of such filings is the Registrant’s highest priority.

In addition to the foregoing, while the Registrant is delinquent in its tax reporting obligations, given the fact that the Registrant had no income during the related periods it believes that it owes no taxes.  At Qest’s suggestion, the Registrant intends to file all delinquent tax returns and reports prior to December 31, 2020.

SECTION 3 - SECURITIES AND TRADING MARKETS

Item 3.02 Unregistered Sales of Equity Securities.

The transactions in the Conversion Agreement described in Item 1.01 involved the sale of unregistered Class B Convertible Preferred Stock by the Registrant.  Such transaction relied on the exemptive provisions of Sections 3(a)(9) and 4(a)(6) of the Securities Act of 1933, as amended (the “Securities Act”) and the securities were issued as “restricted”, with related legends and stop transfer instructions prohibiting transactions therein unless the securities are registered under Section 5 of the Securities Act or exemptions from such requirement are demonstrated through opinions of counsel satisfactory to the Registrant.

Reference is made to the response to this item with respect to transactions by holders of the Registrant’s convertible notes in the report of current event filed on October 16, 2020

Item 3.03 Material Modification to Rights of Security Holders.

On October 20, 2020, the Registrant held an annual meeting of its stockholders and an organizational meeting of its reelected board of directors by written consent in lieu of meeting, as permitted by the corporate laws of the State of Nevada.  Among the items approved pursuant to such consents in lieu of meeting were in increase in the Registrant’s authorized capitalization from 2,990,000,000 to 4,990,000,000 in order to meet its obligations with respect to convertible notes, as described in the report of current event filed on October 16, 2020, as well as “to provide adequate authorized but unissued Common Stock for other corporate purposes deemed appropriate by the [Registrant’s] Board, including conversion obligations, potential acquisitions, equity benefit plans for employees and independent contractors, to raise required operating and expansion plans through offering of the Corporation’s securities, whether debt or equity, etc., all as recommended by Qest.  In addition, also as recommended by Qest, to provide a vehicle for settlement of corporate debts by conversions to equity, the Registrant designated a new class of preferred stock from the 10,000,000 shares authorized therefor in the Registrant’s articles of

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Puget Technologies, Inc., current report on Commission Form 8-K, Page 4 of 9 (excluding exhibits)

incorporation (shares with designations to be determined from time to time by the board of directors), designating 5,000,000 shares thereof as Class B Convertible Preferred Stock, such shares having been immediately used in conjunction with the Conversion Agreement referred to in response to Item 1.01.  As a result, as indicated and described in the report of current event filed on October 16, 2020, the Registrant has 500,000 shares designated Series A-Super Voting Preferred Stock, each share thereof being entitled to ten thousand votes per share at meetings of the Registrant’s shareholders, all of which are currently issued and outstanding representing 5,000,000,000 votes, and now also has 3,000,000 of the 5,000,000 shares of Class B Convertible Preferred Stock issued and outstanding, representing an additional 3,000,000,000 votes at meetings of the Registrant’s shareholders.

The attributes of the Class B Convertible Preferred Stock are as follows:

1.Voting.  Each share of the Class B Convertible Preferred Stock shall have 1,000 times the number of votes on all matters submitted to the shareholders than do shares of the Corporation’s common stock, $0.001 par value (the “Common Stock”), 4,990,000,000 shares of which are currently authorized and into which shares of Class B Convertible Preferred Stock are convertible, as provided in Section 4, at the record date for the determination of the shareholders entitled to vote on such matters or, if no such record date is established, at the date such vote is taken or any written consent of such shareholders is effected.

2.Dividends. The holders of Class B Convertible Preferred Stock shall be entitled to receive dividends or distributions on a pro rata basis according to their holdings of shares of Class B Convertible Preferred Stock when and if declared by the Board of Directors of the Company in the sum of twenty (20%) percent of the Corporation’s net, after tax profits per year.  Dividends shall be paid in cash.  Dividends shall be cumulative. No cash dividends or distributions shall be declared or paid or set apart for payment on the Common Stock in any calendar year unless cash dividends or distributions on the Class B Convertible Preferred Stock for such calendar year are likewise declared and paid or set apart for payment. No declared and unpaid dividends shall bear or accrue interest.

3.Liquidation Preference. Upon the liquidation, dissolution and winding up of the Corporation, whether voluntary or involuntary, the holders of the Class B Convertible Preferred Stock then outstanding shall be entitled to receive out of the assets of the Corporation, whether from capital or from earnings available for distribution to its shareholders, before any amount shall be paid to the holders of Common Stock, ten times that sum available for distribution to Common Stock holders.

4.Conversion. The holders of shares of Class B Convertible Preferred Stock shall have the right to convert each share of Class B Convertible Preferred Stock into fully-paid and nonassessable shares of Common Stock. Each share of Class B Convertible Preferred Stock shall be convertible at a Conversion Rate of 10 shares of Common Stock, subject to the terms set forth in this Section 4.

(a)Certain Adjustments for Stock Splits, Mergers, Reorganizations, Etc. In the event the outstanding shares of Common Stock shall, after the filing of this Resolution, be subdivided (split) or combined (reverse split) by reclassification or otherwise, or in the event of a reclassification, reorganization or exchange or any merger, acquisition, consolidation or reorganization of the Corporation with another Corporation, each share of Class B Convertible Preferred Stock shall thereafter be convertible into the kind and number of shares of stock or other securities or property to which a holder of the number of shares of Common Stock of the Corporation deliverable upon conversion of the Class B Convertible Preferred Stock would have been entitled upon such reclassification, reorganization, exchange, consolidation, merger or conveyance had the conversion occurred immediately prior to the event. An adjustment made pursuant to this Subsection 4.1 shall become effective immediately after effective date in the case of a subdivision or combination.

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Puget Technologies, Inc., current report on Commission Form 8-K, Page 5 of 9 (excluding exhibits)

(b)Conversion Notice. The Holder of a share of Class B Convertible Preferred Stock may exercise its conversion right after one year by giving a written conversion notice in the form of Exhibit A hereto (the "Conversion Notice") (1) by electronic mail to the Corporation's transfer agent for its Common Stock, as designated by the Corporation from time to time (the "Transfer Agent"), confirmed by a telephone call and (2) by overnight delivery service, with a copy by electronic mail to the Corporation and to its counsel, as designated by the Corporation from time to time. The Holder must also surrender the certificate for the Class B Convertible Preferred Stock to the Corporation at its principal office (or such other office or agency of the Corporation may designate by notice in writing to the Holder) at any time during its usual business hours on the date set forth in the Conversion Notice.

(c)Issuance of Certificates; Time Conversion Effected. Promptly, but in no event more than three (3) Trading Days, after the receipt of the Conversion Notice referred to in Subsection 4.2 and surrender of the Class B Convertible Preferred Stock certificate, the Corporation’s Transfer Agent shall cause to be issued and delivered, to the Holder, registered in such name or names as the Holder may direct, a certificate or certificates for the number of whole shares of Common Stock into which the Class B Convertible Preferred Stock has been converted. In the alternative, if the Corporation's Transfer Agent is a participant in the electronic book transfer program, the Transfer Agent shall credit such aggregate number of shares of Common Stock to which the Holder shall be entitled to the Holder's or its designee's balance account with The Depository Trust Corporation. Such conversion shall be deemed to have been effected, and the "Conversion Date" shall be deemed to have occurred, on the date on which such Conversion Notice shall have been received by the Corporation and at the time specified stated in such Conversion Notice, which must be during the calendar day of such notice. The rights of the Holder of the Class B Convertible Preferred Stock shall cease, and the person or persons in whose name or names any certificate or certificates for shares of Common Stock shall be issuable upon such conversion shall be deemed to have become the holder or holders of record of the shares represented thereby, on the Conversion Date. Issuance of shares of Common  Stock issuable upon conversion that are requested to be registered in a name other than that of the registered Holder shall be subject to compliance with all applicable federal and state securities laws.

(d)Fractional Shares. The Corporation shall not, nor shall it cause the Transfer Agent to, issue any fraction of a share of Common Stock upon any conversion. All shares of Common Stock (including fractions thereof) issuable upon conversion of shares of Class B Convertible Preferred Stock by the Holder shall be aggregated for purposes of determining whether the conversion would result in the issuance of a fraction of a share of Common Stock. If, after such aggregation, the issuance would result in the issuance of a fraction of a share of Common Stock, the Corporation shall round, or cause the Transfer Agent to round, such fraction of a share of Common Stock up to the nearest whole share.

(e)Reissuance of Class B Convertible Preferred Stock. Shares of Class B Convertible Preferred Stock that are converted into shares of Common Stock as provided herein may, at the discretion of the Corporation’s Board of Directors, be reissued.

5.Redemption. After providing ten days prior written notice to the holders of the Class B Convertible Preferred Stock, the Company shall have the right to redeem (unless otherwise prevented by law) any outstanding shares of Class B Convertible Preferred Stock at an amount equal to $0.10 per share of Class B Convertible Preferred Stock, plus accrued but unpaid dividends thereon (the "Redemption Price"). The Company shall consummate the redemption and pay the Redemption Price within twenty days of the date of such notice. The Redemption Price shall be paid in immediately available funds.

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Puget Technologies, Inc., current report on Commission Form 8-K, Page 6 of 9 (excluding exhibits)

6.Vote to Change the Terms of or Issue Class B Convertible Preferred Stock. The affirmative vote at a meeting duly called for such purpose, or the written consent without a meeting, of the holders of not less than fifty-one percent (51%) of the then outstanding shares of Class B Convertible Preferred Stock shall be required for (i) any change to the Corporation's Articles of Incorporation that would amend, alter, change or repeal any of the preferences, limitations or relative rights of the Class B Convertible Preferred Stock, or (ii) any issuance of additional shares of Class B Convertible Preferred Stock.

7.Notices. In case at any time:

(a)the Corporation shall offer for subscription pro rata to the holders of its Common Stock any additional shares of stock of any class or other rights; or

(b)there shall be any Organic Change; then, in any one or more of such cases, the Corporation shall give, by first class mail, postage prepaid, or by electronic mail or by recognized overnight delivery service to non-U.S. residents, addressed to the Registered Holders of the Class B Convertible Preferred Stock at the address of each such Holder as shown on the books of the Corporation, (i) at least twenty (20) Trading Days prior written notice of the date on which the books of the Corporation shall close or a record shall be taken for such subscription rights or for determining rights to vote in respect of any such Organic Change and (ii) in the case of any such Organic Change, at least twenty (20) Trading Days' prior written notice of the date when the same shall take place. Such notice in accordance with the foregoing clause (i) shall also specify, in the case of any such subscription rights, the date on which the holders of Common Stock shall be entitled thereto, and such notice in accordance with clause (ii) shall also specify the date on which the holders of Common Stock shall be entitled to exchange their Common Stock for securities or other property deliverable upon such Organic Change.

8.Record Owner. The Corporation may deem the person in whose name shares of Class B Convertible Preferred Stock shall be registered upon the registry books of the Corporation to be, and may treat him as, the absolute owner of the Class B Convertible Preferred Stock for the purposes of conversion and for all other purposes, and the Corporation shall not be affected by any notice to the contrary. All such payments and such conversion shall be valid and effective to satisfy and discharge the liabilities arising under this Certificate of Designations to the extent of the sum or sums so paid or the conversion so made.

9.Register. The Corporation shall maintain a transfer agent, which may be the transfer agent for the Common Stock or the Corporation itself, for the registration of the Class B Convertible Preferred Stock. Upon any transfer of shares of Class B Convertible Preferred Stock in accordance with the provisions hereof, the Corporation shall register or cause the transfer agent to register such transfer on the Stock Register.

Copies of the amendment to the Registrant’s articles of incorporation and of its certificate of designation for the Class B Convertible Preferred Stock are filed as exhibits 3(i) and 4 to this current report.

SECTION 5 - CORPORATE GOVERNANCE AND MANAGEMENT

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 20, 2020, by written consent in lieu of annual meeting of stockholders, Hermann Burckhardt and Thomas Jaspers were reelected as the members of the Registrant’s board of directors and in the organizational meeting of the new board of directors, Mr. Burckhardt was reelected as the Registrant’s president and chief executive officer and Mr. Jaspers was reelected as the Registrant’s treasurer, chief financial officer and secretary.  A copy of such combined consent in lieu of annual meeting and organizational meeting of the board of directors is filed with this report as exhibit 99.

While, pursuant to the Conversion Agreement described in Item 1.01, Messrs. Burckhardt and Jaspers waived their accrued and past due compensation from the Registrant, their existing employment agreements remain in effect.  Copies of such

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Puget Technologies, Inc., current report on Commission Form 8-K, Page 7 of 9 (excluding exhibits)

agreements were filed as exhibits to a current report filed on October 1, 2015.  Pursuant to the terms of such employment agreements, Messrs. Burckhardt and Jaspers are each currently entitled to a monthly salary of $15,000 which they continue to defer, and since October of 2015, Mr. Burckhardt has been entitled to 10% of the Registrant’s Common Stock, which he had postponed in order to facilitate compliance by Puget with its obligations under the Convertible Notes.

As disclosed in Item 1.01, in conjunction with the Qest agreement, although Messrs. Burckhardt and Jaspers remain as the Registrant’s controlling stockholders, they now do so indirectly through their control of Qest, in which they own two-thirds of the outstanding capital stock.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

The Registrant’s response to Item 3.03 is hereby incorporated by reference.

Item 5.07 Submission of Matters to a Vote of Security Holders.

The Registrant’s response to Item 3.03 is hereby incorporated by reference.

Section 9 - Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits.

EXHIBITS

Exhibit No.	Description

3(i)	Amendment to Articles of Incorporation dated October 22, 2020
4	Certificate designating Class B Convertible Preferred Stock dated October 20, 2020
10.1	Retainer and Consulting Agreement with Qest Consulting Group, Inc., dated October 22, 2020
10.2	Conversion Agreement dated October 22, 2020
99	Written consent in lieu of annual meeting of stockholders and organizational minutes of board of directors dated October 20, 2020

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Puget Technologies, Inc., current report on Commission Form 8-K, Page 8 of 9 (excluding exhibits)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 26, 2020	PUGET TECHNOLOGIES, INC.

By: /s/Hermann Burckhardt/s/
Hermann Burckhardt, President and Chief Executive Officer

By: /s/Thomas Jaspers/s/
Thomas Jaspers, Treasurer, Secretary and Chief Financial Officer

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Puget Technologies, Inc., current report on Commission Form 8-K, Page 9 of 9 (excluding exhibits)